THE ASIA TIGERS FUND, INC.

Registration No. 811-08050
FORM N-SAR
Semi-Annual Period Ended April 30, 2013

SUB-ITEM 77C: Matters submitted to a vote of security holders

The response to question 77C regarding Matters submitted to a vote of security holders is hereby incorporated by reference to the Definitive 14A Proxy Statement as filed with the Securities and Exchange Commission on February 15,
2013 (SEC Accession No. 0001193125-13-062171).